Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Funds II of our reports dated October 7, 2020 relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended August 31, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 4, 2021

1

Appendix A
Fund Name
Multi-Index 2010 Lifetime Portfolio
Multi-Index 2015 Lifetime Portfolio
Multi-Index 2020 Lifetime Portfolio
Multi-Index 2025 Lifetime Portfolio
Multi-Index 2030 Lifetime Portfolio
Multi-Index 2035 Lifetime Portfolio
Multi-Index 2040 Lifetime Portfolio
Multi-Index 2045 Lifetime Portfolio
Multi-Index 2050 Lifetime Portfolio
Multi-Index 2055 Lifetime Portfolio
Multi-Index 2060 Lifetime Portfolio
Multi-Index 2025 Preservation Portfolio
Multi-Index 2030 Preservation Portfolio
Multi-Index 2035 Preservation Portfolio
Multi-Index 2040 Preservation Portfolio
Multi-Index 2045 Preservation Portfolio
Multi-Index 2050 Preservation Portfolio
Multi-Index 2055 Preservation Portfolio
Multi-Index 2060 Preservation Portfolio
Multi-Index Income Preservation Portfolio
2